UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

I-ON DIGITAL CORP.
  (Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1244 N. Stone St. Unit #3, Chicago, IL 60610
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (866) 440-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On May 16, 2023, I-ON Digital Corp. (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Brad Hoffman, Steve Aust, and Ken Park as members of the Board, effective May 12, 2023. The Board had not yet determined committee assignments for Messrs. Hoffman, Aust or Park.

There are no arrangements or understandings between Messrs. Hoffman, Aust or Park and any other person pursuant to which they were selected as directors, and there are no relationships or transactions to which Messrs. Hoffman, Aust or Park are a party that would require disclosure under Item 404(a) of Regulation S-K.

Brad Hoffman, 53, has spent over 30 years in the business finance world. He has worked with many distinguished companies, such as HH&A, IHRS, Dubrow Kavanaugh Capital, Ashford Capital, Galen Capital Corp., and Drawbridge Special Opportunities and Assets Fund. With his knowledge and history of creating and executing transactions for technology, healthcare, entertainment, and energy industries and business finance/management degrees from UCLA and Pepperdine University, Mr. Hoffman represents an invaluable asset to I-ON's Board.

Steve Aust, 65, has two decades of experience in venture capital and energy solutions. He has raised over $100 million in venture capital for a variety of businesses across multiple industries, including Video Home Shopping Network, Vision Quest, and 2Extreme Sports – taking them public through successful IPOs. Since 2011, Mr. Aust has also served as President of VRDT Corporation. Mr. Aust is a graduate of Southern Oregon University. With his experience in direct sales, M&A, marketing, and technology strategy, Mr. Aust is a multi-faceted addition to I-ON's Board.

Ken Park, 57, has a 25-year track record of delivering digital strategies to major consumer brands, such as Adobe, Atlantic Records, Grey Healthcare, and the NHL, among many others. He founded two action sports companies in his early twenties and earned acclaim as a world-ranked professional skateboarder, traveling the world for the sport in the late 80s and early 90s. He also launched HyperCD®, a patented technology that delivered encrypted, HD video streaming over low-speed internet connections before the proliferation of broadband. In addition to his success with Oktane Media, Mr. Park led marketing and helped launch the world's first gold digitization company, Orebits, LLC. [Years and positions of employment for previous five years need to be identified here]. Mr. Park was featured alongside Guy Kawasaki, Christos Cotsakos, and Anita Roddick in "Entrepreneurial Marketing: Real Stories & Survival Strategies." Mr. Park earned his degree at San Diego State University and remains an authoritative voice in today's marketing technology industry.

A copy of the press release announcing the appointment of Messrs. Hoffman, Aust or Park to the Board is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release issued by I-ON Digital Corp., dated May 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023	I-ON DIGITAL CORP.

	By:	/s/ Carlos X. Montoya
		Name:	Carlos X. Montoya
		Title:	President